Exhibit 99
FOR IMMEDIATE RELEASE

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS STRONG THIRD QUARTER 2012 RESULTS
- Third Quarter EPS Increased 28% to $.60 Compared to $0.47 a Year Ago
- Third Quarter Comp Store Sales Up 3.9%
- Merchandise Gross Margin Up 130 Basis Points to a New Third Quarter Record 37.2%
- New Next-Generation Stores Significantly Outperforming Legacy Store Base
- After-Tax Return on Invested Capital Up 150 Basis Points

SIDNEY, Neb. (October 25, 2012) - Cabela's Incorporated (NYSE:CAB) today reported strong financial results for third quarter fiscal 2012.

For the quarter, total revenue increased 9.2% to $741.2 million; Retail store revenue increased 15.8% to $456.0 million; Direct revenue decreased 6.7% to $196.8 million; and Financial Services revenue increased 20.3% to $85.9 million. For the quarter, comparable store sales increased 3.9%. Net income increased to $42.8 million compared to $33.3 million and earnings per diluted share were $0.60 compared to $0.47, each compared to the year ago quarter.

"The highlight of the quarter was the excellent performance of our new next-generation stores, which bodes well for our future" said Tommy Millner, Cabela's Chief Executive Officer. "The eight next-generation stores open for the full quarter outperformed our existing legacy store base in sales and profit per square foot by a wide margin. Additionally, same store sales from our next-generation stores exceeded the performance of our existing stores by several hundred basis points."
"Recently, we opened two next-generation stores in Charleston, West Virginia, and Rogers, Arkansas, and our first, even smaller, Outpost store in Union Gap, Washington," Millner said. "These stores generated the same great customer enthusiasm we experienced in our previous store openings and are performing at the same high level as our other next-generation stores. Of our 40 stores open today, eleven are either next-generation or Outpost stores, and all future stores will be in one of these formats."
"As a result of the strong performance of our new stores, we are accelerating square footage growth as we move into 2014," Millner said. "We now expect to open eight domestic next-generation stores in 2014. Of these eight stores, three have been previously announced, four new locations were approved at or prior to the October Board of Directors meeting and one is expected to be approved shortly."
Merchandise gross margin increased 130 basis points to 37.2%. This is the sixth consecutive quarter of merchandise margin improvement. Ongoing focus on Cabela's branded products, improved in-season and pre-season planning, and greater vendor collaboration contributed to the strong performance. These positives more than overcame strong sales of firearms and ammunition, which had a 60 basis point negative impact on merchandise gross margin.
"The one area that did not meet our expectations was revenue in our Direct segment," Millner said. "The entire decline in Direct revenue for the quarter was attributable to weaker demand for clothing and footwear, and a 300 basis point reduction in Direct revenue from the absence of shipping income due to our CLUB Visa free shipping offer. In September, we responded with increased levels of advertising, which we will continue through the holiday season. As a result, Direct revenue has improved in the first few weeks of the fourth quarter."
The Cabela's CLUB Visa program also posted very strong results in the quarter. For the quarter, net charge-offs as a percentage of average credit card loans decreased 52 basis points to 1.71% compared to 2.23% in the prior year quarter. This is the lowest level of net charge-offs in five years. Primarily due to higher interest and fee income and reduced interest expense, Financial Services revenue increased 20.3% in the quarter to $85.9 million.
"Our strong results led to another quarter of improvement in return on invested capital, a vital measurement," Millner said. "Return on invested capital improved 150 basis points. Key operational improvements and the strong performance of our new stores give us confidence in our ability to increase return on capital going forward."
"We are optimistic about our prospects for the remainder of 2012 and 2013," Millner said. "The 28% increase in earnings per share and 25% increase in operating profit both exceeded our internal budget. At the end of the second quarter, we said externally that we expected earnings per share for 2012 to be 1-3% ahead of then current expectations of $2.60, or a range of $2.63 to $2.68. We now feel strongly that full year 2012 earnings per share will be at the high end of this range. While our 2013 budget is not yet finalized, we expect 2013 earnings per share to grow at least at a low double-digit rate."

Conference Call Information

A conference call to discuss third quarter fiscal 2012 operating results is scheduled for today (Thursday, October 25, 2012) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company's statements regarding opening eight domestic next-generation stores in 2014, increasing return on capital going forward, full year 2012 earnings per share being at the high end of its previous guidance of $2.63-$2.68, and 2013 earnings per share growing at least at a low double-digit rate. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company's ability to successfully execute its multi-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company's products, including increases in fuel prices; the availability of the Company's products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company's systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company's ability to protect its brand, intellectual property, and reputation; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011); the Company's ability to manage credit, liquidity, interest rate, operational, legal, and compliance risks; the Company's ability to increase credit card receivables while managing credit quality; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 31, 2011, and Form 10-Q for the fiscal quarter ended June 30, 2012), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Revenue:
Merchandise sales	$652,313	$604,288	$1,730,252	$1,601,807
Financial Services revenue	85,932	71,438	248,654	214,086
Other revenue	2,933	2,884	13,030	11,528
Total revenue	741,178	678,610	1,991,936	1,827,421

Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	409,929	387,520	1,100,431	1,037,963
Cost of other revenue	—	5	634	8
Total cost of revenue (exclusive of depreciation and amortization)	409,929	387,525	1,101,065	1,037,971
Selling, distribution, and administrative expenses	264,136	234,108	719,354	663,322
Impairment and restructuring charges	—	3,488	—	4,443

Operating income	67,113	53,489	171,517	121,685

Interest expense, net	(5,227)	(6,177)	(16,175)	(18,322)
Other non-operating income, net	1,288	1,699	4,139	5,656

Income before provision for income taxes	63,174	49,011	159,481	109,019
Provision for income taxes	20,389	15,704	54,000	36,227

Net income	$42,785	$33,307	$105,481	$72,792

Earnings per basic share	$0.61	$0.48	$1.51	$1.05
Earnings per diluted share	$0.60	$0.47	$1.47	$1.02

Basic weighted average shares outstanding	69,894,538	69,554,229	69,794,416	69,203,978
Diluted weighted average shares outstanding	71,555,862	71,013,861	71,624,451	71,394,912

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	September 29, 2012	December 31, 2011	October 1, 2011
CURRENT
Cash and cash equivalents	$265,675	$304,679	$81,063
Restricted cash of the Trust	16,709	18,296	523,138
Accounts receivable, net	20,773	47,127	26,542
Credit card loans (includes restricted credit card loans of the Trust of $3,193,162, $3,142,151, and $2,779,854), net of allowance for loan losses of $65,750, $73,350, and $75,300	3,151,647	3,094,163	2,726,779
Inventories	721,701	494,828	652,863
Prepaid expenses and other current assets	143,930	146,479	147,455
Income taxes receivable and deferred income taxes	52,261	5,709	18,011
Total current assets	4,372,696	4,111,281	4,175,851
Property and equipment, net	971,401	866,899	840,369
Land held for sale or development	39,437	38,393	39,314
Economic development bonds	92,744	86,563	113,630
Deferred income taxes	—	—	7,637
Other assets	29,091	30,635	25,671
Total assets	$5,505,369	$5,133,771	$5,202,472

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable, including unpresented checks of $18,819, $19,124, and $21,876	$366,992	$266,793	$246,168
Gift instruments, and credit card and loyalty rewards programs	218,068	227,414	192,000
Accrued expenses	129,869	143,695	114,785
Time deposits	310,617	88,401	146,756
Current maturities of secured variable funding obligations of the Trust	—	460,000	282,000
Current maturities of secured long-term obligations of the Trust	—	425,000	925,000
Current maturities of long-term debt	8,398	8,387	106,236
Income taxes payable and deferred income taxes	—	—	931
Total current liabilities	1,033,944	1,619,690	2,013,876
Long-term time deposits	763,938	893,912	888,131
Secured long-term obligations of the Trust, less current maturities	1,827,500	977,500	722,500
Long-term debt, less current maturities	443,199	336,535	338,744
Deferred income taxes	33,712	26,367	—
Other long-term liabilities	99,593	98,451	109,403

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; Authorized - 10,000,000 shares; Issued - none	—	—	—
Common Stock, $0.01 par value; Authorized - 245,000,000 shares;
Issued - 70,545,524, 69,641,818, and 69,572,089 shares;
Outstanding - 70,019,501, 68,840,883, and 69,572,089 shares	705	696	696
Additional paid-in capital	344,541	334,925	333,389
Retained earnings	968,395	862,914	793,086
Accumulated other comprehensive income (loss)	8,917	2,731	2,647
Treasury stock, at cost – 526,023 and 800,935 shares	(19,075)	(19,950)	—
Total stockholders' equity	1,303,483	1,181,316	1,129,818
Total liabilities and stockholders' equity	$5,505,369	$5,133,771	$5,202,472

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Revenue:
Retail	$455,965	$393,837	$1,185,989	$1,024,835
Direct	196,818	210,854	545,466	577,903
Financial Services	85,932	71,438	248,654	214,086
Other	2,463	2,481	11,827	10,597
Total revenue	$741,178	$678,610	$1,991,936	$1,827,421

Operating Income (Loss):
Retail	$85,438	$66,269	$200,889	$154,585
Direct	30,220	37,054	93,559	104,108
Financial Services	23,230	14,884	73,508	43,122
Other	(71,775)	(64,718)	(196,439)	(180,130)
Total operating income	$67,113	$53,489	$171,517	$121,685

As a Percentage of Total Revenue:
Retail revenue	61.5%	58.0%	59.5%	56.1%
Direct revenue	26.6	31.1	27.4	31.6
Financial Services revenue	11.6	10.5	12.5	11.7
Other revenue	0.3	0.4	0.6	0.6
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	18.7%	16.8%	16.9%	15.1%
Direct operating income	15.4	17.6	17.2	18.0
Financial Services operating income	27.0	20.8	29.6	20.1
Total operating income as a percentage of total revenue	9.1	7.9	8.6	6.7

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company's credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue for the periods presented below.

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Interest and fee income	$76,944	$70,130	$222,137	$204,130
Interest expense	(13,799)	(19,648)	(40,379)	(55,508)
Provision for loan losses	(10,387)	(11,133)	(29,231)	(27,616)
Net interest income, net of provision for loan losses	52,758	39,349	152,527	121,006
Non-interest income:
Interchange income	77,022	67,474	220,388	192,377
Other non-interest income	3,055	3,481	11,075	9,784
Total non-interest income	80,077	70,955	231,463	202,161
Less: Customer rewards costs	(46,903)	(38,866)	(135,336)	(109,081)
Financial Services revenue	$85,932	$71,438	$248,654	$214,086

The following table sets forth the components of Financial Services revenue as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Interest and fee income	9.8%	10.1%	9.8%	10.1%
Interest expense	(1.8)	(2.8)	(1.8)	(2.7)
Provision for loan losses	(1.3)	(1.6)	(1.3)	(1.4)
Interchange income	9.8	9.7	9.7	9.5
Other non-interest income	0.4	0.5	0.5	0.5
Customer rewards costs	(6.0)	(5.6)	(5.9)	(5.4)
Financial Services revenue	10.9%	10.3%	11.0%	10.6%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Dollars in Thousands Except Average Balance per Account )
(Unaudited)

Key statistics reflecting the performance of the Cabela's CLUB Visa Program are shown in the following charts:

	Three Months Ended
	September 29, 2012	October 1, 2011	Increase (Decrease)	% Change

Average balance of credit card loans (1)	$3,129,897	$2,772,434	$357,463	12.9%
Average number of active credit card accounts	1,539,150	1,412,676	126,474	9.0

Average balance per active credit card account (1)	$2,034	$1,963	$71	3.6

Net charge-offs on credit card loans (1)	$13,376	$15,439	$(2,063)	(13.4)
Net charge-offs as a percentage of average credit card loans (1)	1.71%	2.23%	(0.52)%
(1) Includes accrued interest and fees

	Nine Months Ended
	September 29, 2012	October 1, 2011	Increase (Decrease)	% Change

Average balance of credit card loans (1)	$3,033,243	$2,687,167	$346,076	12.9%
Average number of active credit card accounts	1,504,545	1,390,768	113,777	8.2

Average balance per active credit card account (1)	$2,016	$1,932	$84	4.3

Net charge-offs on credit card loans (1)	$42,170	$49,026	$(6,856)	(14.0)
Net charge-offs as a percentage of average credit card loans (1)	1.85%	2.43%	(0.58)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement the Company's condensed consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), management of the Company has disclosed non-GAAP measures of operating results that exclude certain items. Operating income, provision for income taxes, net income, and earnings per basic and diluted share are presented below both as reported (on a GAAP basis) and excluding the impairment and restructuring charges recorded in the three and nine months ended October 1, 2011. The impairment and restructuring charges include asset write-downs and severance and related costs. There were no impairment and restructuring charges reflected in the three and nine months ended September 29, 2012. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.
Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. In addition, management evaluates results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended
	September 29, 2012	October 1, 2011
	GAAP Basis	GAAP Basis	Amounts	Non-GAAP
	As Reported	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue	$741,178	$678,610	$—	$678,610

Total cost of revenue (exclusive of depreciation and amortization)	409,929	387,525	—	387,525
Selling, distribution, and administrative expenses	264,136	234,108	—	234,108
Impairment and restructuring charges (1)	—	3,488	(3,488)	—

Operating income	67,113	53,489	3,488	56,977

Interest expense, net	(5,227)	(6,177)	—	(6,177)
Other non-operating income	1,288	1,699	—	1,699
Income before provision for income taxes	63,174	49,011	3,488	52,499
Provision for income taxes (2)	20,389	15,704	1,149	16,853

Net income	$42,785	$33,307	$2,339	$35,646

Earnings per basic share	$0.61	$0.48	$0.03	$0.51

Earnings per diluted share	$0.60	$0.47	$0.03	$0.50

	Nine Months Ended
	September 29, 2012	October 1, 2011
	GAAP Basis	GAAP Basis	Amounts	Non-GAAP
	As Reported	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue	$1,991,936	$1,827,421	$—	$1,827,421

Total cost of revenue (exclusive of depreciation and amortization)	1,101,065	1,037,971	—	1,037,971
Selling, distribution, and administrative expenses	719,354	663,322	—	663,322
Impairment and restructuring charges (1)	—	4,443	(4,443)	—

Operating income	171,517	121,685	4,443	126,128

Interest expense, net	(16,175)	(18,322)	—	(18,322)
Other non-operating income	4,139	5,656	—	5,656
Income before provision for income taxes	159,481	109,019	4,443	113,462
Provision for income taxes (2)	54,000	36,227	1,476	37,703

Net income	$105,481	$72,792	$2,967	$75,759

Earnings per basic share	$1.51	$1.05	$0.04	$1.09

Earnings per diluted share	$1.47	$1.02	$0.04	$1.06

(1)
Reflects (i) impairment losses recognized in the three and nine months ended October 1, 2011, to reflect the fair value on certain assets and (ii) restructuring charges for severance and related benefits recognized in the three and nine months ended October 1, 2011.

(2)	The provision for income taxes for the non-GAAP measurements for the respective periods were based on the effective tax rate calculated under GAAP for those respective periods on a year-to-date basis.